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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 13, 1999 in the Registration Statement (Form S-3 No. 333-85833) and related Prospectus of Connetics Corporation for the registration of 4,600,000 shares of its common stock and to the incorporation by reference of our report dated January 13, 1999, with respect to the consolidated financial statements of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Palo Alto, California

September 3, 1999